Exhibit 23.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-3 registration statement of our audit report dated March 14, 2012 relative to the financial statements of MagneGas Corporation, as of December 31, 2011 and 2010 and for each of the years then ended as included in the Form 10-K filed March 14, 2012.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

On January 1, 2012, the audit firm of Randall N. Drake CPA, P.A. changed its name to Drake & Klein CPAs.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
f/k/a Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
January 15, 2013

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362